Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports All-Time Record Revenue for the Second Quarter of 2013

Revenue of $180M up 10% as More Customers Turn to EFI for a Competitive Edge

Foster City, Calif. – July 18, 2013 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2013.

For the quarter ended June 30, 2013, the Company reported record revenue of $180.3 million, up 10% compared to second quarter 2012 revenue of $163.9 million. Second quarter 2013 non-GAAP net income was $18.3 million or $0.38 per diluted share, compared to non-GAAP net income of $14.2 million or $0.30 per diluted share for the same period in 2012. GAAP net income was $9.4 million or $0.20 per diluted share, compared to $7.0 million or $0.15 per diluted share for the same period in 2012.

For the six months ended June 30, 2013, the Company reported revenue of $351.7 million, up 9% year-over-year compared to $324.0 million for the same period in 2012. Non-GAAP net income was $34.0 million or $0.71 per diluted share, compared to non-GAAP net income of $28.3 million or $0.60 per diluted share for the same period in 2012. GAAP net income was $17.8 million or $0.37 per diluted share, compared to GAAP net income of $13.2 million or $0.28 per diluted share for the same period in 2012.

“We could not have been more delighted with the record results the EFI team delivered in the second quarter as our product innovation continues to drive demand across our three segments,” said Guy Gecht, CEO of EFI. “We look to maintain this momentum into the third quarter as customers increasingly turn to EFI to make their businesses more competitive.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; any disruptions in our operations, the difficulty to retain employees, and additional expenses that we may incur as a result of our relocation from the Foster City campus; the compliance with the new requirements regarding the “conflict minerals,” if they are found to be used in our products, and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and six months ended June 30, 2013 and 2012 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$180,298	$163,901	$351,657	$323,957
Cost of revenue	82,315	74,109	159,814	146,498

Gross profit	97,983	89,792	191,843	177,459
Operating expenses:
Research and development	32,092	30,227	63,159	61,126
Sales and marketing	34,512	32,234	67,248	63,151
General and administrative	13,343	11,154	27,041	24,056
Amortization of identified intangibles	4,946	4,631	9,873	8,815
Restructuring and other	1,235	1,167	3,137	2,250

Total operating expenses	86,128	79,413	170,458	159,398

Income from operations	11,855	10,379	21,385	18,061
Interest and other expense, net	(422)	(1,325)	(3,346)	(755)

Income before income taxes	11,433	9,054	18,039	17,306
Provision for income taxes	(2,009)	(2,049)	(253)	(4,067)

Net income	$9,424	$7,005	$17,786	$13,239

Fully Diluted EPS calculation
Net income	$9,424	$7,005	$17,786	$13,239

Net income per diluted common share	$0.20	$0.15	$0.37	$0.28

Shares used in diluted per share calculation	48,254	47,814	48,149	47,599

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$9,424	$7,005	$17,786	$13,239

Amortization of identified intangibles	4,946	4,631	9,873	8,815
Stock based compensation – Cost of revenue	382	235	851	533
Stock based compensation – Research and development	1,671	1,260	3,538	2,824
Stock based compensation – Sales and marketing	947	858	1,835	1,614
Stock based compensation – General and administrative	2,798	2,413	6,218	4,462
Restructuring and other	1,235	1,167	3,137	2,250
General and administrative:
Acquisition-related transaction costs	672	372	691	824
Change in fair value of contingent consideration	(544)	(1,404)	(806)	(1,404)
Insurance litigation settlement	—	(250)	—	(250)
Sublease income related to our deferred property sale	(997)	—	(1,717)	—
Depreciation expense related to our deferred property sale	410	—	820	—
Interest and other expense, net:
Interest expense related to our deferred property sale	611	—	1,491	—
Relocation expenses related to deferred property sale	34	—	110	—

Tax effect of non-GAAP adjustments	(3,302)	(2,101)	(9,789)	(4,558)

Non-GAAP net income	$18,287	$14,186	$34,038	$28,349

Non-GAAP net income per diluted common share	$0.38	$0.30	$0.71	$0.60

Shares used in per share calculation	48,254	47,814	48,149	47,599

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012

Assets
Cash and cash equivalents	$290,010	$283,996
Short-term investments	63,550	80,966
Accounts receivable, net	129,262	135,110
Inventories	63,099	58,343
Other current assets	87,959	74,877

Total current assets	633,880	633,292
Property and equipment, net	119,360	86,582
Goodwill	222,398	219,383
Intangible assets, net	72,333	80,244
Other assets	60,768	55,397

Total assets	$1,108,739	$1,074,898

Liabilities & Stockholders’ equity
Accounts payable	$70,973	$63,446
Deferred proceeds from property transaction	181,981	180,216
Accrued and other liabilities	120,671	119,174
Income taxes payable	4,616	7,562

Total current liabilities	378,241	370,398
Imputed financing obligation	11,000	—
Contingent and other liabilities	9,284	17,742
Deferred tax liabilities	6,629	6,210
Long term taxes payable	33,807	29,755

Total liabilities	438,961	424,105
Total stockholders’ equity	669,778	650,793

Total liabilities and stockholders’ equity	$1,108,739	$1,074,898

Note: In accordance with ASC 805, we revised previously issued financial information to reflect adjustments to the accounting for business acquisitions as if they occurred on the acquisition date. Accordingly, we have increased goodwill and accrued and other liabilities by $1.1 million at December 31, 2012 to reflect opening balance sheet adjustments related to our acquisitions of Cretaprint, OPS, and Technique.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$17,786	$13,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,343	13,110
Deferred taxes	(7,714)	1,281
Tax benefit (release) from employee stock plans	2,474	(367)
Excess tax benefit from stock-based compensation	(2,637)	(495)
Stock-based compensation	12,442	9,433
Provisions for inventory obsolescence	2,361	2,122
Provisions for bad debts and sales-related allowances	2,169	199
Contingent consideration payment related to business acquired	(618)	—
Other non-cash charges and adjustments	627	1,494
Changes in operating assets and liabilities	444	(21,636)

Net cash provided by operating activities*	41,677 *	18,380

Cash flows from investing activities:
Purchases of short-term investments	(17,781)	(28,542)
Proceeds from sales and maturities of short-term investments	34,513	36,193
Purchases, net of proceeds from sales, of property and equipment	(27,324)	(3,801)
Businesses purchased, net of cash acquired	(4,533)	(44,533)
Proceeds from notes receivable of acquired businesses	—	5,216

Net cash used for investing activities	(15,125)	(35,467)

Cash flows from financing activities:
Proceeds from issuance of common stock	7,906	15,041
Purchases of treasury stock	(17,838)	(9,456)
Repayment of acquired business debt	(1,620)	(6,666)
Contingent consideration payments related to businesses acquired	(9,998)	(252)
Excess tax benefit from stock-based compensation	2,637	495

Net cash used for financing activities	(18,913)	(838)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,625)	(308)

Increase (decrease) in cash and cash equivalents	6,014	(18,233)
Cash and cash equivalents at beginning of year	283,996	120,058

Cash and cash equivalents at end of period	$290,010	$101,825

*	If we excluded $5.5 million of taxes paid related to the sale of our corporate headquarters facility, then our net cash provided by operating activities would be $47.2 million for the six months ended June 30, 2013

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue by Operating Segment
Industrial Inkjet	$88,003	$79,820	$168,306	$154,912
Productivity Software	28,509	25,722	56,238	49,791
Fiery	63,786	58,359	127,113	119,254

Total	$180,298	$163,901	$351,657	$323,957

Revenue by Geographic Area
Americas	$100,516	$82,725	$194,414	$164,906
EMEA	49,984	51,560	100,030	106,686
APAC	29,798	29,616	57,214	52,365
Japan	5,815	7,867	13,034	14,819
APAC, ex Japan	23,983	21,749	44,180	37,546

Total	$180,298	$163,901	$351,658	$323,957

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant recurring and non-recurring items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring-related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include acquisition-related transaction expenses and the costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, corporate headquarters relocation expenses, and imputed interest expense and depreciation, net of accrued sublease income, related to the sale of our corporate headquarters facility and related land.

These excluded items are described below:

•	Recurring charges and gains, including:

•

Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis. Post-acquisition non-competition agreements are amortized over their term.

•	Stock-based compensation expense recognized in accordance with ASC 718, Stock-based Compensation.

•	Non-recurring charges and gains, including:

•	Restructuring and other consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•

Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder of an acquired company, are being amortized on a straight-line basis.

•	Expenses incurred to integrate businesses acquired during the periods reported and anticipated acquisitions.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•

Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•

Imputed net expenses related to sale of building and land. On November 1, 2012, we sold the 294,000 square foot building located at 303 Velocity Way in Foster City, California, which serves as our corporate headquarters, along with approximately four acres of land and certain other assets related to the property, to Gilead Sciences, Inc. for $179.7 million. We will continue to use the facility for up to one year for which rent is not required to be paid. This constitutes a form of continuing involvement that prevents gain recognition. Until we vacate the building, the proceeds from the sale will be recognized as deferred proceeds from property transaction on our condensed consolidated balance sheet, which is currently $182.0 million, including imputed interest costs. Imputed interest expense and depreciation of $1.0 million, net of accrued sublease income and capitalized interest, has been accrued as of June 30, 2013.

•	Expenses incurred during the period related to the upcoming relocation of our corporate headquarters facility.

•

Pursuant to a settlement executed in April 2012, we received an additional $0.3 million in insurance proceeds, net of legal fees and costs, related to our previously disclosed settlement of the shareholder derivative litigation concerning our historical option granting practices.

•	Tax effect of non-GAAP adjustments

•	After excluding the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•	To facilitate comparability of our operating performance between 2013 and 2012, we have excluded the following from our non-GAAP net income:

•	Tax charge of $0.3 million resulting from the filing of tax returns by foreign subsidiaries for periods prior to their acquisition by EFI for the six months ended June 30, 2013.

•

Tax benefit of $3.2 and $0.2 million from the retroactive renewal of both the 2012 U.S. federal research and development tax credit and certain international tax provisions, respectively, on January 2, 2013, for the six months ended June 30, 2013. The tax benefit for these items had been previously recognized in our non-GAAP net income for the year ended December 31, 2012

•

Interest expense accrued on prior year tax reserves of $0.1 million for the three months ended June 30, 2013 and 2012, respectively, and $0.2 million for the six months ended June 30, 2013 and 2012, respectively, as well as other tax benefits of $0.3 million for the three and six months ended June 30, 2013.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.